Exhibit 10.1.6

_________, 2008

Indas Green Acquisition Corporation
Level 30-31, Six Battery Road
Raffles Place
Singapore 049909

Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, New York 10004

Re: Initial Public Offering

Ladies and Gentlemen:

This letter agreement is being delivered to you in accordance with the underwriting agreement entered into by and between Indas Green Acquisition Corporation (the “Company”) and Chardan Capital Markets, LLC (“Chardan” or the “Representative”), as representative of the several underwriters (the “Underwriters”) relating to an initial public offering (the “IPO”) of 5,250,000 units (6,037,500 if the over-allotment option is exercised in full) (the “Units”), each unit comprised of one ordinary share, par value $.0001 per share of the Company (the “Ordinary Share”) and one warrant exercisable for one Ordinary Share. The undersigned hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

1.  If the Company solicits approval of its shareholders of an Extended Period or a Business Combination, the undersigned will: (i) vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the Public Shareholders who vote at the special or annual meeting called for the purpose of approving the Business Combination and (ii) vote any Ordinary Shares acquired in or following the IPO in favor of the Extended Period and the Business Combination.

2.  Except with respect to any of the IPO Shares acquired by the undersigned in or following the IPO, the undersigned hereby irrevocably: (i) waives any and all right, title, interest, cause of action or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company; (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, which Claim would reduce, encumber or otherwise adversely affect the amounts held in the Trust Account; and (iii) agrees that the undersigned will not seek recourse (legal, equitable or otherwise) against the Trust Account for any reason whatsoever. The undersigned hereby agrees that it shall promptly reimburse the Trust Account for any distribution of amounts in the Trust Account received by the undersigned in respect of its Insider Shares. For clarity, the undersigned may receive distributions from the Trust Account in respect of the Ordinary Shares acquired by the undersigned in or following the IPO. The undersigned waives the undersigned’s right to exercise redemption rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, and agrees that the undersigned will not seek redemption with respect to such shares in connection with any vote to approve a Business Combination or the Extended Period.

3. Until the earlier to occur of the Initial Business Combination or the liquidation of the Trust Account, the undersigned shall indemnify and hold harmless the Company against any and all loss, liability, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) and judgments, to which the Company may become subject but only to the extent necessary to ensure that such loss, liability, claim damage or judgment (a) does not reduce the amount in the Trust Account below $8.00 per share (or $7.97 per share if the over-allotment option is exercised in full) or (b) the claims are made by (i) a vendor for services rendered or products sold to the Company, (ii) by a third party, including any lender, with which the Company entered into a contractual relationship following consummation of the IPO or (iii) by a prospective target business; provided that such indemnity shall not apply to (x) any claimed amounts owed to any creditor, vendor, third party, or prospective target business that executed a waiver of any right, title, interest or claim of any kind in or to the Trust Account. In the event that the Company does not consummate a Business Combination and must distribute to its Public Shareholders the amount in the Trust Account (including any accrued interest) plus any remaining net assets, and if such funds are insufficient to complete such liquidation to the extent necessary to maintain $8.00 per share (or $7.97 if the over-allotment option is exercised in full) in the Trust Account, the undersigned agrees to advance such funds to complete such liquidation and agrees not to seek repayment for such expenses.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination involving a company affiliated with any of the Insiders unless (a) such Business Combination is approved by a majority of the independent directors of the Company and (b) the Company obtains an opinion from an independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., reasonably acceptable to the Representative that the purchase price to be paid by the Company in the Business Combination is fair to the Company’s shareholders from a financial perspective.

5. Neither the undersigned nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that (i) the undersigned shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and (ii) repayment of an aggregate of [$_______] bearing interest at a rate of 7% per annum made by the undersigned pursuant to that Promissory Note, dated, January 30, 2008, between the Company and the undersigned.

6. The undersigned agrees that neither the undersigned nor any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned and its Affiliates, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation payable by the Company in the event the undersigned or any Affiliate of the undersigned originates a Business Combination or otherwise renders services on behalf of the Company prior to or in connection with a Business Combination.

7. The undersigned will escrow its Insider Shares for the period commencing on the effective date of the registration statement relating to the IPO (the “Effective Date”), and ending on the earlier to occur of either: (i) two years after the effective date of the Prospectus (but in no event prior to the consummation of a Business Combination) or (ii) one year following consummation of a Business Combination, unless the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders of the combined entity having the right to exchange their ordinary shares for cash, securities or other property, subject in all respects to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and the Continental Stock Transfer and Trust Company.

8. The undersigned will escrow its Insider Warrants for the period commencing on the Effective Date and ending on the one (1) day following consummation of a Business Combination subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

9. The undersigned further represents and warrants to the Company and the Underwriters that:

(a) The Subscription Agreement dated January 25, 2008 by and between the undersigned and the Company has been duly authorized, executed and delivered by the undersigned, is a valid and binding agreement of the undersigned, enforceable against the undersigned in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(b) The Amended and Restated Warrant Subscription Agreement dated June ___, 2008 by and between the undersigned and the Company has been duly authorized, executed and delivered by the undersigned, is a valid and binding agreement of the undersigned, enforceable against the undersigned in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(c) Upon execution thereof, the Registration Rights Agreement referred to in the Prospectus will be duly authorized, executed and delivered by the undersigned and will constitute a valid and binding agreement of the undersigned, enforceable against it in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(d)  The undersigned has full right and power, without violating any agreement by which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement), to enter into this letter agreement. This letter agreement has been duly authorized, executed and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against it in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability; and

10. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (the “Information”).  Neither the Underwriters nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11. To the extent the Representative does not exercise the over-allotment option to purchase up to an additional 787,500 units of the Company, the undersigned agrees it shall return to the Company for cancellation, at no cost to the undersigned, a number of Insider Shares held by the undersigned determined by multiplying 196,875 by a fraction, (i) the numerator of which is 787,500 minus the number of Ordinary Shares included as part of the Units purchased by the Representative upon exercise of its over-allotment option and (ii) the denominator of which is 787,500. The forfeited amount shall be in an amount sufficient to cause the Existing Shareholders in the aggregate to maintain control over no more than 20% of the Ordinary Shares then-outstanding after giving effect to the IPO and the exercise, if any, of the over-allotment option.

12. As used herein: (i) “Affiliate” shall mean any member of the family of the undersigned or any entity or person that directly or indirectly controls, is controlled by or is under common control with, the undersigned; (ii) “Business Combination” shall mean an acquisition, by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination of one or more operating businesses as described in the registration statement relating to the IPO; (iii) “Extended Period” shall mean the extension of the Company’s corporate existence from 24 to 36 months pursuant to the Company’s Amended and Restated Memorandum and Articles of Association; (iv) “Existing Shareholders” shall mean the shareholders of the Company prior to the IPO, which includes Mission Biofuels Limited; (iv) “Insiders” shall mean all of the Company’s officers and directors, Mission Biofuels Limited and Value Insights LLP and their Affiliates; (v) “Insider Shares” shall mean all of the Ordinary Shares owned by the Insiders prior to the IPO; (vi) “Insider Warrants” shall mean the 1,970,000 warrants issued by the Company in the Private Placement; (vii) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (viii) “Private Placement” shall mean the private placement of 1,970,000 warrants of the Company prior to the IPO; (ix) “Prospectus” shall mean the prospectus contained in the registration statement relating to the IPO; (ix) “Public Shareholders” shall mean the holders of the securities issued by the Company in the IPO; and (x) “Trust Account” means the trust account in which the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the Prospectus.

13. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

14. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the undersigned, the Company and the Representative. This letter agreement shall be binding on the undersigned and such person’s successors, heirs, personal representatives and assigns.

15. The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters representatives of, or fiduciaries with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter thereof.

MISSION BIOFUELS LIMITED

By:
Name: Arvind Bansal
Title: Executive Director